EXHIBIT 99.1
Contacts:
Thad Trent
EVP Finance & Administration and CFO
(408) 943-2925

Joseph L. McCarthy
Director, Corporate Communications
(408) 943-2902
For Immediate Release
Cypress Reports Third Quarter 2017 Results

•	Record revenue of $604.6 million; IoT wireless connectivity grew 80% year over year

•	GAAP and non-GAAP margin were 41.8% and 43.0%, respectively

•	GAAP and non-GAAP diluted EPS increased 143% and 29% sequentially, respectively

•	Cash from operations of $143.8 million increased 37% year over year

SAN JOSE, Calif., October 26, 2017—Cypress Semiconductor Corporation (NASDAQ: CY) today announced its third quarter 2017 results.

"We continue to strengthen our position as the Internet of Things (IoT) leader with our state-of-the-art IoT connectivity solutions, flexible microcontrollers and high-performance memories,” said Hassane El-Khoury, Cypress president and chief executive officer. “Our IoT solutions are adding intelligence and connectivity to customer products across our targeted automotive, industrial and consumer end-markets.

"After a strong second quarter, we continued to deliver record revenue with strength across our key markets,” El-Khoury continued. “These results demonstrate we are delivering on our Cypress 3.0 strategy of selling embedded solutions into markets growing faster than the overall semiconductor industry. Our customers are relying on us for more bill-of-material coverage, with approximately 80% of our revenue generated by customers buying more than one product family across connectivity, microcontrollers and memory.

Revenue and earnings for the quarter are shown below, compared with those of the prior quarter:
(In thousands, except per-share data)

	GAAP		NON-GAAP[1]
	Q3 2017	Q2 2017	Q3 2017	Q2 2017
Revenue	$604,574	$593,776	$604,574	$593,776
Margin	41.8%	39.8%	43.0%	40.9%
Pretax profit margin	2.6%	(3.1)%	16.9%	13.1%
Net income (loss)	$11,033	$(22,904)	$98,980	$74,703
Diluted EPS (loss)	$0.03	$(0.07)	$0.27	$0.21

1.    See “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables (“Non-GAAP Results” tables) included below.
BUSINESS REVIEW
+ GAAP and non-GAAP margins for the third quarter of 2017 were 41.8% and 43.0%, respectively, achieving the Company's non-GAAP targeted 2017 exit rate a quarter early due to strong execution on key margin-enhancing initiatives. These results represent 390 and 250 basis points of improvement, respectively, over the third quarter of 2016.

+ Cypress continued to add new innovations to the Company’s IoT portfolio, introducing a 28nm, ultra-low power Wi-Fi® and Bluetooth® combo solution that extends battery life for wearables, smart home products and portable audio applications. The new CYW43012 solution cuts power consumption up to 70 percent in receive mode and up to 80 percent in sleep mode when compared to current solutions. In a connected world with multiple wireless protocols, Cypress’ advanced coexistence engine enables optimal performance. The solution is supported by Cypress’ all-inclusive Wireless Internet Connectivity for Embedded Devices (WICED®) Studio IoT development platform, which streamlines the integration of wireless technologies for developers.

+ Cypress also announced the WICED platform now supports Apple® HomeKit™, enabling OEMs to easily add Siri™ voice control to their smart home products, as well as the convenience of controlling products with smartphones, tablets and smartwatches.

+ Cypress paid a cash dividend of $36.7 million, or $0.11 per share, to holders of record of the Company’s common stock as of the close of business on September 28, 2017. The dividend was equivalent to a 2.9% annualized yield as of September 29, 2017. This dividend was paid on October 19, 2017.

REVENUE SUMMARY
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	October 1, 2017	July 2, 2017	Sequential Change
Business Unit
MCD	$373,584	$360,533	4%
MPD	$230,990	$233,243	(1)%
Total	$604,574	$593,776	2%

Geographic
China & ROW	53%	55%	(4)%
Americas	12%	12%	—%
Europe	13%	12%	8%
Japan	22%	21%	5%
Total	100%	100%	—%

Channel
Distribution	73%	74%	(1)%
Direct	27%	26%	4%
Total	100%	100%	—%

FOURTH QUARTER 2017 FINANCIAL OUTLOOK

For the fourth quarter of 2017, Cypress estimates financial results as follows:

	GAAP	Non-GAAP
Revenue	$575 million to $610 million
Margin %	42.0% - 43.0%	43.0% - 44.0%
Diluted EPS	$(0.01) to $0.03	$0.23 to $0.27

A reconciliation of GAAP forward-looking estimates to non-GAAP forward-looking estimates may be found in the tables at the end of this earnings report.

The timing and amount of certain material items, including restructuring charges, asset impairments, changes in value of deferred compensation assets and liabilities, impact of stock-based compensation from modification of equity awards, and the tax impact of non-GAAP adjustments, which are needed to estimate GAAP financial measures are either inherently unpredictable or outside the control of the Company, and may have a significant impact on the Company’s financial results. Accordingly, Cypress cannot provide a full quantitative reconciliation for such non-GAAP financial measures included as part of the fourth quarter 2017 financial outlook to the most directly comparable GAAP measure without unreasonable effort and additional adjustments may be reflected in our non-GAAP results for the fourth quarter of 2017. Cypress has qualitatively described below, under the section “Non-GAAP Financial Measures,” the anticipated differences between the non-GAAP financial measures and the most directly comparable GAAP measures.

CONFERENCE CALL AND WEBCAST INFORMATION

Cypress will host its quarterly conference call on October 26, 2017 at 1:30 p.m. Pacific Daylight Time to discuss its third quarter 2017 results and outlook for the fourth quarter of 2017.

All interested parties may dial 517-308-9119 and provide the passcode “Cypress” to listen to the call. The event will be broadcast over the Internet and may be accessed through Cypress’ website at www.cypress.com/investors. The archived presentation will be available for two weeks immediately following the event.

FOLLOW CYPRESS ONLINE

Join the Cypress Developer Community, read our Core & Code blog, follow us on Twitter, Facebook and LinkedIn, and watch Cypress videos on our Video Library or YouTube.

ABOUT CYPRESS

Cypress is a leader in advanced embedded system solutions for the world’s most innovative automotive, industrial, home automation and appliances, consumer electronics and medical products. Cypress’ programmable systems-on-chip, general-purpose microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with support and engineering resources that enable innovators and out-of-the-box thinkers to disrupt markets and create new product categories. To learn more, go to www.cypress.com.

NON-GAAP FINANCIAL MEASURES
To supplement its condensed consolidated unaudited financial results presented in accordance with GAAP, Cypress uses the non-GAAP financial measures listed below, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in more detail below.

•	Margin;

•	Margin percent;

•	Research and development expenses;

•	Selling, general and administrative expenses;

•	Provision (benefit) for income taxes;

•	Pretax profit margin percent;

•	Operating income (loss);

•	Net income (loss); and

•	Diluted earnings (loss) per share.

Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company's operations which, when viewed in conjunction with Cypress' GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company's business and operations.
The Company presents non-GAAP financial measures because management uses these measures to analyze and assess the Company's financial results and to manage the business.
There are limitations in using non-GAAP financial measures including those discussed below. Moreover, the Company’s non-GAAP measures may be calculated differently than the non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement and should be viewed in conjunction with GAAP financial measures.

As presented in the "Non-GAAP Results" tables in this press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition-related charges: Acquisition-related charges are not factored into management's evaluation of Cypress' long-term performance after the completion of acquisitions. However, a limitation of non-GAAP measures that exclude acquisition-related charges is that these charges may represent payments that reduce the cash available to the Company for other purposes. Acquisition-related expenses primarily include:

•	Amortization of purchased intangibles, including purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements;

•	Amortization of step-up in value of inventory recorded as part of purchase price accounting; and

•
One-time charges associated with the completion of an acquisition including items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities; and legal and accounting costs.

Share-based compensation expense: Share-based compensation expense relates primarily to employee stock options, restricted stock units, performance stock units and the employee stock purchase plan. Share-based compensation expense is a non-cash expense that is affected by changes in market factors including the price of Cypress’ common shares, which are not within the control of management. In addition, the valuation of share-based compensation is subjective, and the expense recognized by Cypress may be significantly different than the expense recognized by other companies for similar equity awards, which makes it difficult to assess Cypress’ results compared to its competitors. Accordingly, management excludes this item from its internal operating forecasts and models. However, a limitation of non-GAAP measures that exclude share-based compensation expense is that they do not reflect the full costs of compensating employees.

Other adjustments: These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and ongoing operating performance of Cypress. Excluding these items, which can vary significantly from quarter to quarter, allows management to better compare Cypress’ period-over-period performance. However, limitations of non-GAAP measures that exclude these items include that these adjustments are often subjective and may not be comparable to similarly titled non-GAAP financial measures used by other companies. Other adjustments primarily include:

•	Revenue from an intellectual property license,

•	Changes in value of deferred compensation plan assets and liabilities,

•	Investment-related gains or losses, including equity method investments,

•	Restructuring and related costs,

•	Debt issuance costs, including imputed interest related to the equity component of convertible debt,

•	Asset impairments,

•	Tax effects of non-GAAP adjustments,

•	Certain other expenses and benefits, and

•
Diluted weighted average shares non-GAAP adjustment - for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits related to share-based compensation expense.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to: statements related to our estimated non-GAAP revenue, non-GAAP margin, non-GAAP operating expenses, non-GAAP EPS, net interest expense, tax expense, capital expenditures and depreciation for the fourth quarter of fiscal 2017; the expected benefits of our acquisition of Broadcom’s wireless IoT business, including revenue growth and margin improvement; sources of revenue for the fourth quarter; the expected impact of our lean inventory initiative on fab utilization, inventory levels, cash flow, pricing and profitability; estimates of certain GAAP to non-GAAP reconciling items for the fourth quarter; the demand environment for semiconductors; the expected impact of our margin improvement plan; the impact of seasonality on revenue; cross-selling opportunities in the automotive business; our ability to meet our targeted range of inventory; the expected synergies related to our merger with Spansion; expected or anticipated uses of cash flow, including to pay dividends, repurchase shares of common stock, or pay down our existing indebtedness; and plans to reduce excess inventory. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this press release. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to: global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions, including but not limited to the continuing integration of Spansion and the acquisition of Broadcom’s wireless IoT business; our ability to attract and retain key personnel; the unpredictability and expense of legal proceedings; and other risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo and WICED are registered trademarks of Cypress Semiconductor Corporation. All other trademarks are property of their owners.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 1, 2017	January 1, 2017

ASSETS
Cash, cash equivalents and short-term investments	$131,563	$121,144
Accounts receivable, net	356,453	333,037
Inventories	286,981	287,776
Property, plant and equipment, net	286,881	297,266
Goodwill and other intangible assets, net	2,196,390	2,344,033
Other assets	442,274	488,615
Total assets	$3,700,542	$3,871,871
LIABILITIES AND EQUITY
Accounts payable	$210,148	$241,424
Income tax liabilities	57,403	49,552
Revenue reserves, deferred margin and other liabilities	480,802	493,164
Revolving credit facility and long-term debt	1,103,875	1,194,979
Total liabilities	1,852,228	1,979,119
Total Cypress stockholders' equity	1,847,246	1,891,828
Non-controlling interest	1,068	924
Total equity	1,848,314	1,892,752
Total liabilities and equity	$3,700,542	$3,871,871

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
ON A GAAP BASIS
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	October 1, 2017	July 2, 2017
Revenues	$604,574	$593,776
Costs and expenses:
Cost of revenues	351,969	357,594
Research and development	91,334	89,736
Selling, general and administrative	73,746	82,141
Amortization of intangible assets	48,428	49,354
Costs and settlement charges related to shareholder matter	—	12,043
Total costs and expenses	565,477	590,868
Operating income	39,097	2,908
Interest and other expense, net	(18,619)	(16,407)
Income (loss) before income taxes and non-controlling interest	20,478	(13,499)
Income tax provision	(4,500)	(4,504)
Equity in net loss of equity method investees	(4,931)	(4,835)
Net income (loss)	11,047	(22,838)
Net gain attributable to non-controlling interests	(14)	(66)
Net income (loss) attributable to Cypress	$11,033	$(22,904)
Net income (loss) per share attributable to Cypress:
Basic	$0.03	$(0.07)
Diluted	$0.03	$(0.07)
Cash dividend declared per share	$0.11	$0.11
Shares used in net income (loss) per share calculation:
Basic	332,873	329,860
Diluted	360,311	329,860

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per-share data)
(Unaudited)

Table A: GAAP to Non-GAAP reconciling items: Three Months Ended Q3 2017
	Cost of revenues	Research and development	SG&A and Restructuring costs	Amortization of Intangible assets	Interest and other expense, net	Income tax (provision) benefit
GAAP [i]	$351,969	$91,334	$73,746	$48,428	$(23,550)	$(4,500)
[1] Stock based compensation	5,156	9,604	8,235	—	—	—
[2] Changes in value of deferred compensation plan	208	1,278	1,415	—	(1,734)	—
[3] Merger, integration, related costs and adjustments related to assets held for sale	1,336	—	(636)	—	—	—
[4] Inventory step-up related to acquisition accounting	704	—	—	—	—	—
[5] Losses from equity method investments	—	—	—	—	4,931	—
[6] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	—	3,521	—
[7] Write-off of unamortized debt issuance costs related to Term Loan A	—	—	—	—	2,996	—
[8] Amortization of debt issuance costs	—	—	—	—	856	—
[9] Amortization of intangible assets	—	—	—	48,428	—	—
[10] Tax impact	—	—	—	—	51	1,598
Non - GAAP [ii]	$344,565	$80,452	$64,732	$—	$(12,929)	$(2,902)
Impact of reconciling items [ii - i]	$(7,404)	$(10,882)	$(9,014)	$(48,428)	$10,621	$1,598

Table B: GAAP to Non-GAAP reconciling items: Three Months Ended Q2 2017
	Cost of revenues	Research and development	SG&A and Restructuring costs	Costs and settlement charges related to shareholder matter	Amortization of Intangible assets	Interest and other expense, net	Income tax (provision) benefit
GAAP [i]	$357,594	$89,736	$82,141	$12,043	$49,354	$(21,242)	$(4,504)
[1] Stock based compensation	4,833	11,274	14,226	—	—	—	—
[2] Changes in value of deferred compensation plan	137	563	896	—	—	(1,584)	—
[3] Merger, integration, related costs and adjustments related to assets held for sale	1,336	(96)	1,193	—	—	—	—
[4] Inventory step-up related to acquisition accounting	167	—	—	—	—	—	—
[5] Losses from equity method investments	—	—	—	—	—	4,835	—
[6] Settlement charges	—	—		3,500	—	—	—
[7] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	—	—	3,507	—
[8] Amortization of debt issuance costs	—	—	—	—	—	920	—
[9] Amortization of intangible assets	—	—	—	—	49,354	—	—
[10] Restructuring costs	—	—	898	—	—	—	—
[11] Tax impact	—	—	—	—	—	227	1,421
Non - GAAP [ii]	$351,121	$77,995	$64,928	$8,543	$—	$(13,337)	$(3,083)
Impact of reconciling items [ii - i]	$(6,473)	$(11,741)	$(17,213)	$(3,500)	$(49,354)	$7,905	$1,421

Table C: Margin %
	Q3'17		Q2'17
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue [i]	$604,574	$604,574	$593,776	$593,776
Cost of revenues (See Table A, B) [ii]	351,969	344,565	357,594	351,121
Margin [iii] [ii - i]	$252,605	$260,009	$236,182	$242,655
Margin % [iii / i]	41.8%	43.0%	39.8%	40.9%

Table D: Operating income
	Q3'17	Q2'17
GAAP operating income [i]	$39,097	$2,908
Impact of reconciling items on Cost of revenues (see Table A, B)	7,404	6,473
Impact of reconciling items on R&D (see Table A, B)	10,882	11,741
Impact of reconciling items on SG&A (see Table A, B)	9,014	17,213
Settlement charges (Table B)	—	3,500
Impact of Amortization of Intangible Assets (see Table A, B)	48,428	49,354
Non-GAAP operating income [ii]	$114,825	$91,189
Impact of reconciling items [ii - i]	$75,728	$88,281

Table E: Pre-tax profit
	Q3'17	Q2'17
GAAP Pre-tax income (loss)	$15,547	$(18,334)
Impact of reconciling items on Operating income (see Table D)	75,728	88,281
Interest and other expense, net (see Table A, B)	10,621	7,905
Non-GAAP Pre-tax income	$101,896	$77,852

Table F: Net income (loss)
	Q3'17	Q2'17
GAAP Net income (loss)	$11,033	$(22,904)
Impact of reconciling items on Operating income (see Table D)	75,728	88,281
Interest and other expense, net (see Table A, B)	10,621	7,905
Income tax benefit (see Table A, B)	1,598	1,421
Non-GAAP Net income	$98,980	$74,703

Table G: Pretax profit margin %
	Q3'17		Q2'17
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue [i]	$604,574	$604,574	$593,776	$593,776
Pre-tax profit (loss) (see Table E) [ii]	$15,547	$101,896	$(18,334)	$77,852
Pre-tax profit margin % [ii / i]	2.6%	16.9%	(3.1)%	13.1%

Table H: Weighted-average shares, diluted
	Q3'17		Q2'17
	GAAP	Non-GAAP	GAAP	Non-GAAP
Weighted-average common shares outstanding, basic	332,873	332,873	329,860	329,860
Effect of dilutive securities:
Stock options, unvested restricted stock and other	7,884	12,948	—	15,822
Impact of convertible bond	19,554	18,790	—	18,208
Weighted-average common shares outstanding, diluted	360,311	364,611	329,860	363,890

Table I: Net income (loss) Per Share
	Q3'17		Q2'17
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) (see Table F) [i]	$11,033	$98,980	$(22,904)	$74,703
Weighted-average common shares outstanding (see Table H) [ii]	360,311	364,611	329,860	363,890
Non-GAAP earnings per share - Diluted [i/ii]	$0.03	$0.27	$(0.07)	$0.21

CYPRESS SEMICONDUCTOR CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended
	October 1, 2017	July 2, 2017
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	$143,778	$32,447
Net cash (used in) provided by investing activities	$(15,051)	$(14,992)
Net cash used in financing activities	$(105,935)	$(30,184)
Other Supplemental Data (Preliminary):
Capital expenditures	$(17,144)	$15,577
Depreciation	$16,674	$16,045
Payment of dividend	$36,325	$36,217
Dividend paid per share	$0.11	$0.11

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FORWARDING LOOKING ESTIMATES TO NON-GAAP FORWARD LOOKING ESTIMATES

	Forward looking GAAP estimate (A)	Adjustments (B)				Forward looking Non-GAAP estimate (C)=(A)+(B)
		Amortization of intangibles	Share-based compensation expense	Restructuring	Other items
Margin %	42.0% - 43.0%	—%	1.0%	—%	0.2%	43.0% - 44.0%
Diluted earnings per share	$(0.01) to $0.03	$0.13	$0.07	$—	$0.04	$0.23 to $0.27

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